Exhibit 99.1

Francesca’s Holdings Corporation Reports Financial Results for the
Fiscal Fourth Quarter and Year Ended January 28, 2012

Fourth quarter earnings per share increased 72.7%

Fourth quarter net sales increased 54.6%;

Fourth quarter comparable boutique sales increased 14.7%

HOUSTON, TEXAS — March 13, 2012 — Francesca’s Holdings Corporation (NASDAQ:FRAN) today announced financial results for the fiscal fourth quarter and year-to-date period ended January 28, 2012.

For the fiscal fourth quarter ended January 28, 2012:

•	Net sales increased 54.6% to $61.7 million from $39.9 million in the same prior year period.

•	Comparable boutique sales increased by 14.7% following an increase of 14.5% in the same prior year period.

•	Gross margin was 52.4% compared to 51.6% in the same prior year period. Gross margin increased compared to the prior year primarily as a result of leveraging occupancy costs.

•	Income from operations increased 62.3% to $14.5 million compared to $8.9 million in the same prior year period. As a percentage of net sales, income from operations was 23.4% compared to 22.3% in the same period last year driven by leverage in selling, general and administrative expenses in addition to the gross margin expansion. Included in selling, general and administrative expenses was $0.6 million of expenses associated with the Company’s secondary offering.

•	Interest expense was $0.3 million compared to $1.6 million in the same prior year period.

•	Net income was $8.4 million, or $0.19 per diluted share based upon 44.5 million weighted average shares outstanding. This was an increase of 93.0% over the same prior year period net income of $4.3 million, or $0.11 per fully diluted share based on 41.0 million weighted average shares.

•	At January 28, 2012, the Company operated 283 locations compared to 207 at the end of the same prior year period.

John De Meritt, President and CEO stated: “We are pleased to report another very productive quarter, having significantly exceeded our guidance, growing fourth quarter net income by 93.0% over the same period last year. We believe our performance demonstrates our highly effective merchandising strategy. Our customers continue to embrace our diverse merchandise assortment, compelling value and our differentiated shopping experience. Looking ahead, we are still in the early stages of a strong growth trajectory with 21 of our planned 76 openings for 2012 now open bringing us to a total of 304 boutiques currently.”

For the fiscal year ended January 28, 2012:

•	Net sales increased 51.0% to $204.2 million from $135.2 million in the prior year. Comparable boutique sales increased 10.4% following a 15.2% increase in the prior year.

•	Gross margin was 52.3% compared to 51.9% in the prior year (with pro forma adjustment the prior year was 52.4%). Gross margin benefitted from a favorable sales mix and leveraging occupancy costs.

•	Income from operations grew by 46.8% to $43.5 million from $29.6 million in the prior year. Results for the year include a $2.3 million charge associated with the accelerated recognition of stock-based compensation expense and $0.6 million of expenses associated with the Company’s secondary offering. Income from operations as a percentage of net sales was 21.3% compared to 21.9% in the prior year. Adjusting for the accelerated stock-based compensation and offering expense, income from operations was 22.7% as a percentage of net sales. The corresponding prior year pro forma amount was 24.2%

•	Interest expense was $4.9 million compared to $1.6 million in the prior year.

•	Net income was $22.5 million, or $0.52 per diluted share based on 42.9 million weighted average shares outstanding. This compares to net income of $16.9 million, or $0.41 per diluted share based on 40.9 million weighted average shares outstanding.

•	Adjusted net income was $25.2 million, or $0.58 per diluted share, excluding a $1.6 million pretax, or $0.02 per diluted share charge for the early extinguishment of debt under the Company’s prior senior secured credit facility recorded in the second quarter, a $2.3 million pretax, or $0.03 per diluted share charge for the recognition of stock-based compensation expense associated with the accelerated vesting of options in connection with the Company’s initial public offering, recorded in the third quarter and the aforementioned $0.6 million, or $0.01 per diluted share, of expenses related to the Company’s secondary offering. The corresponding pro forma amounts in the prior year period were a net income of $18.7 million and diluted earnings per share of $0.46.

•	Adjusted income from operations, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. The Company believes the excluded items are not indicative of the performance of its core business and that by providing this supplemental disclosure to investors it will facilitate comparisons of its past and present performance. A reconciliation of income from operations, as reported, and net income and diluted earnings per share, as reported, are included in this press release. For the year ended January 28, 2012, these non-GAAP financial measures exclude the charge for early extinguishment of debt under the Company’s prior senior secured credit facility, stock-based compensation associated with the accelerated vesting of options in connection with the Company’s initial public offering and costs associated with the Company’s secondary offering. For the prior year, the same measures exclude the charge for stock-based compensation associated with the accelerated vesting of options in connection with the CCMP acquisition, CCMP acquisition transaction costs and correction of prior year construction period rent.

Balance Sheet highlights as of Fiscal Year End January 28, 2012:

Cash and cash equivalents were $14.0 million.

Inventories were $14.7 million on a boutique base of 283 compared to $12.0 million on a boutique base of 207 at the end of last year. Sales growth of 51.0% exceeded inventory growth of 22.8%, reflecting effective inventory management.

Borrowings decreased $13.0 million in the fourth quarter to $22.0 million as the Company used a portion of its cash flow to reduce its borrowing under its revolving credit facility. Subsequent to the end of the year, borrowing was reduced an additional $6.0 million to $16.0 million.

First Quarter and Fiscal 2012 Outlook

For the first quarter ending April 28, 2012, net sales are expected to be between $ 57.0 million and $59.0 million, assuming a high-single-digit comparable boutique sales increase and the opening of 42 new boutiques. Net income is expected to be between $6.3 and 6.7 million. Earnings per diluted share are expected to be in the range of $0.14 to $0.15. The number of diluted weighted average shares outstanding is expected to be 44.6 million.

For the year ending February 2, 2013, net sales are expected to be in the range of $268.0 million to $274.0 million, assuming a mid-single-digit comparable boutique sales increase and the opening of 76 new boutiques. Net income is estimated to be in the range of $34.0 to $36.2 million. Earnings per diluted share are expected to be in the range of $0.76 to $0.81, based on estimated 44.7 million weighted average outstanding shares.

The Company uses the NRF calendar; therefore fiscal year 2012 will be a 53 week year. We estimate that the additional week will contribute approximately $3.0 million in net sales and $0.02 per diluted share in incremental earnings. As previously announced, the Company plans to relocate its corporate headquarters and distribution facilities. Costs to relocate and to terminate existing corporate headquarters and distribution leases are estimated to be $0.7 million, or $0.01 per share, and will be incurred and reported in the third fiscal quarter. Both the benefit from the 53 week year and the charge for relocation and termination of existing leases are included in the earnings guidance. Our projections assume a 40% tax rate. Capital expenditures for the upcoming year are planned at approximately $20.0 to $22.0 million, which includes $3.7 million estimated cost of the new office and distribution facility.

Conference Call Information

A conference call to discuss fourth quarter and fiscal year 2011 results is scheduled for March 13, 2012, at 4:30 p.m. EST. A live web cast of the conference call will be available in the investor relations section of the Company’s website, www.francescascollections.com. In addition, a replay of the call will be available after the call and remain available until April 12, 2012. To access the telephone replay, listeners should dial (877) 870-5176. The access code for the replay is 2401885. A replay of the web cast will also be available shortly after the call and will remain on the website for ninety days.

SEC Regulation G – Non-GAAP Information

This press release includes non-GAAP adjusted income from operations, adjusted net income and adjusted diluted earnings per share, each a non-GAAP financial measure.  For the year-ended January 28, 2012, these non-GAAP financial measures exclude the charge for the early extinguishment of debt under the Company’s prior senior secured credit facility, stock-based compensation associated with the accelerated vesting of options in connection with the Company’s initial public offering and costs associated with the Company’s secondary offering.  For the prior year, the same measures exclude the charge for stock-based compensation associated with the accelerated vesting of options in connection with the CCMP acquisition, CCMP acquisition transaction costs and the correction of prior year construction period rent. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures both in the text above and the table on page 6 of this release.  We believe that these non-GAAP financial measures not only provide our management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of our business and facilitate a meaningful evaluation of our quarterly and fiscal year 2011 diluted earnings per share and actual results on a comparable basis with our quarterly and fiscal year 2010 results.  These non-GAAP measures should be considered a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Forward-Looking Statements

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected, including: possible adverse changes in general economic conditions and their impact on consumer confidence and spending; possible inability to predict and respond in a timely manner to changes in consumer demand; possible loss of key management or inability to attract and retain the talent required for our business; possible inability to maintain and enhance our brand; possible inability to successfully implement our growth strategies or manage our growing business; possible inability to successfully open new boutiques as planned; and possible inability to sustain levels of comparable-boutique sales. For a discussion of these and other risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to "Risk Factors" in our Prospectus dated February 1, 2012. We undertake no obligation to publicly update or revise any forward-looking statement. Financial schedules are attached to this release.

About Francesca’s Holdings Corporation

Francesca’s Collections is a growing specialty retailer with retail locations designed and merchandised to feel like independently owned, upscale boutiques providing customers a fun and differentiated shopping experience. The merchandise assortment is a diverse and uniquely balanced mix of high-quality, trend-right apparel, jewelry, accessories and gifts at attractive prices. Francesca’s Collections appeals to the 18-35 year-old, fashion conscious, female customer, although the Company finds that women of all ages are attracted to the eclectic and sophisticated merchandise selection and boutique setting. Francesca’s Collections’ boutiques carry a broad selection but limited quantities of individual styles and new merchandise is introduced five days a week.

CONTACT:

ICR, Inc.

Jean Fontana/Joseph Teklits

203-682-8200

jean.fontana@icrinc.com

ADDITIONAL INFORMATION

For additional information on Francesca’s, please visit www.francescas.com

Francesca’s Holdings Corporation

Consolidated Statements of operations

(In thousands, except per share data and percentages)

	Thirteen Weeks Ended		Fiscal Year Ended
	January 28, 2012	January 29, 2011	January 28, 2012	January 29, 2011
	(In thousands except per share data)
Net sales	$61,652	$39,882	$204,158	$135,176
Cost of goods sold and occupancy costs	29,317	19,290	97,365	65,008
Gross profit	32,335	20,592	106,793	70,168
Selling, general and administrative expenses	17,875	11,680	63,262	40,525
Income from operations	14,460	8,912	43,531	29,643
Interest expense	(339)	(1,630)	(4,868)	(1,633)
Loss on early extinguishment of debt	—	—	(1,591)	—
Other income	36	(108)	284	(2)
Income before income tax expense	14,157	7,174	37,356	28,008
Income tax expense	5,804	2,846	14,855	11,113
Net income	$8,353	$4,328	$22,501	$16,895

Basic earnings (loss) per common share	$0.19	$0.11	$0.53	$0.43
Diluted earnings (loss) per common share	$0.19	$0.11	$0.52	$0.41
Dividends declared per common share	—	$2.39	—	$2.39
Weighted average shares outstanding:
Basic share	43,539	40,446	42,087	39,385
Diluted share	44,547	40,991	42,948	40,907

Percentage of net sales:
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold and occupancy costs	47.6%	48.4%	47.7%	48.1%
Gross profit	52.4%	51.6%	52.3%	51.9%
Selling, general and administrative expenses	29.0%	29.3%	31.0%	30.0%
Income from operations	23.4%	22.3%	21.3%	21.9%
Interest income (expense)	(0.5)%	(4.1)%	(2.4)%	(1.2)%
Loss on early extinguishment of debt	0.0%	0.0%	(0.8)%	0.0%
Other income (expense)	0.0%	(0.2)%	0.2%	0.0%
Income before income tax expense	22.9%	18.0%	18.3%	20.7%
Income tax expense	9.4%	7.1%	7.3%	8.2%
Net income	13.5%	10.9%	11.0%	12.5%

Francesca’s Holdings Corporation

RECONCILIATION OF GAAP TO NON-GAAP adjusted income from operations,

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data and percentages)

Adjusted Income from Operations

	Fiscal Year Ended
	January 28, 2012		January 29, 2011
	In Dollars	As a % of Sales	In Dollars	As a % of Sales
Income from operations, as reported	$43,531	21.3%	$29,643	21.9%
Add backs:

Stock-based compensation associated with accelerated vesting	2,251	1.1%	1,025	0.8%
Acquisition transaction costs	—	—	1,315	1.0%
Correction of prior year construction period rent	—	—	680	0.5%
Expenses related to the secondary offering	611	0.3%	—	—

Adjusted income from operations	$46,393	22.7%	$32,663	24.2%

Adjusted Net Income and Diluted Earnings Per Share

	Fiscal Year Ended
	January 28, 2012		January 29, 2011
	In Dollars	Per Diluted Share	In Dollars	Per Diluted Share
Net income and diluted earnings per share, as reported	$22,501	$0.52	$16,895	$0.41
Add backs:

Stock-based compensation associated with accelerated vesting (net of $0.9 million and $0.4 million tax effect in fiscal years 2011 and 2010, respectively)	1,354	0.03	618	0.02
Acquisition transaction costs (net of $0.5 million tax effect in fiscal year 2010)	—	—	793	0.02
Correction of prior year prior-year construction period rent (net of $0.3 million tax effect in fiscal year 2010)	—	—	410	0.01
Expenses related to the secondary offering (net of $0.2 million tax effect in fiscal year 2011)	368	0.01	—	—
Loss on early extinguishment of debt (net of $0.6 million tax effect in fiscal year 2011)	958	0.02	—	—

Adjusted net income and diluted earnings per share	$25,181	$0.58	$18,716	0.46

(1)	The effective tax rate of 39.8% and 39.7% for the fiscal years 2011 and 2010, respectively, was used in calculating the tax effect.

Francesca’s Holdings Corporation

Consolidated Balance Sheets

(In thousands)

	January 28, 2012	January 29, 2011
ASSETS
Current assets:
Cash and cash equivalents	$14,046	$12,516
Accounts receivable	2,156	4,054
Inventories	14,688	11,959
Deferred income taxes	2,352	1,321
Prepaid expenses and other current assets	2,799	1,871
Total current assets	36,041	31,721
Property and equipment, net	33,199	21,300
Deferred income taxes	952	2,704
Other assets, net	2,120	3,399
TOTAL ASSETS	$72,312	$59,124

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$8,627	$6,146
Accrued liabilities	9,893	6,410
Current portion of long-term debt	—	5,938
Total current liabilities	18,520	18,494
Deferred and accrued rents	14,890	8,223
Long-term debt	22,000	87,875
Total liabilities	55,410	114,592
Commitments and contingencies
Shareholders’ equity (deficit):
Common stock—$.01 par value, 80.0 million shares authorized, 43.5 million and 40.5 million shares issued and outstanding at January 28, 2012 and January 29, 2011, respectively	435	405
Additional paid-in capital	77,071	27,232
Accumulated deficit	(60,604)	(83,105)
Total shareholders’ equity (deficit)	16,902	(55,468)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$72,312	$59,124

Francesca’s Holdings Corporation

Consolidated Statements of Cash flows

(In thousands)

	For the Fiscal Year Ended
	January 28, 2012	January 29, 2011	January 30, 2010
Cash Flows Provided by Operating Activities:
Net income	$22,501	$16,895	$10,604
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,936	2,377	1,215
Stock-based compensation expense	4,671	2,400	99
Excess tax benefit from stock-based compensation	(449)	(1,757)	—
Loss on sale of assets	23	25	—
Loss on early extinguishment of debt	1,591	—	—
Amortization of debt issuance costs	537	158	—
Deferred income taxes	721	(2,685)	(833)
Changes in assets and liabilities:
Accounts receivables	1,898	(3,557)	(126)
Inventories	(2,729)	(5,581)	(794)
Prepaid expenses and other assets	(309)	(1,549)	(573)
Accounts payable	2,481	3,443	1,434
Accrued liabilities	(566)	3,874	1,007
Deferred and accrued rents	6,667	5,999	1,440
Income tax payable	4,498	978	(196)
Net cash provided by operating activities	46,471	21,020	13,277

Cash Flows Used in Investing Activities:
Purchase of property and equipment	(16,894)	(16,208)	(5,538)
Other	36	—	—
Net cash used in investing activities	(16,858)	(16,208)	(5,538)

Cash Flows Used in Financing Activities:
Proceeds from issuance of stock in initial public offering, net of costs	44,245	—	—
Proceeds from borrowings under the new revolving credit facility	41,000	—	—
Proceeds from borrowings under the prior senior secured credit facility	—	95,000	—
Repayment of borrowings under the new revolving credit facility	(19,000)	—	—
Repayment of borrowings under the prior senior secured credit facility	(93,813)	(1,187)	—
Dividends	—	(100,000)	—
Excess tax benefit from stock-based compensation	449	1,757	—
Payment of debt issuance costs	(1,468)	(2,137)	—
Proceeds from the exercise of stock options	504	504	—
Net cash used in financing activities	(28,083)	(6,063)	—

Net increase (decrease) in cash and cash equivalents	1,530	(1,251)	7,739
Cash and cash equivalents, beginning of year	12,516	13,767	6,028
Cash and cash equivalents, end of year	$14,046	$12,516	$13,767

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	8,971	13,509	7,946
Interest paid	5,569	163	—
Supplemental Non-Cash Financing Activities:
Accrual of dividends on Preferred Stock – Series A	—	—	2,022
Increase in redemption value of Preferred Stock Series A	—	—	60,271

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